Exhibit  10.5

IPSCO ENTERPRISES INC.

U.S. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective as of January 1, 2005)

This Supplemental Executive Retirement Plan is executed by IPSCO Inc. on behalf of IPSCO Enterprises Inc., a Delaware corporation having its principal place of business in Illinois.

Section 1.                                            Definitions.

Whenever used herein, unless the context clearly indicates otherwise, the following words and phrases shall have the meanings herein specified, and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined.  The masculine pronoun whenever used herein shall include the plural, and the plural the singular, unless the context clearly indicates a different meaning.

1.01                           “Accrual Period” means the number of years (including fractions for completed months) from the date of commencement of the Participant’s Continuous Service to age 62.

1.02                           “Actuarial Equivalent” means a benefit of equivalent value based on the 1994 Group Annuity Mortality Table for males and the Moody’s Aa long-term corporate bond yield as of the December 31 preceding the year in which payment is made, rounded up to the nearest 0.25%.

1.03                           “Beneficiary” means the spouse of the Participant, unless a different Beneficiary has been designated by the Participant.

1.04                           “Board of Directors” or “Board” means the Board of Directors, however constituted, of the Company.

1.05                           “Canadian Pension Benefit” means the Actuarial Equivalent of the benefit the Participant has accrued under one or more Canadian pension arrangements, including but not limited to (i) the Pension Plan for Executives of IPSCO Inc., (ii) the Pension Plan for U.S. Expatriates of IPSCO Inc., (iii) the IPSCO Inc. Canadian Supplemental Retirement Benefit Plan, and (iv) any individual Canadian pension arrangement maintained for the Participant.

1.06                           “Code” means the Internal Revenue Code of 1986, as amended.

1.07                           “Company” means IPSCO Inc. and any subsidiary, affiliated and associated company or companies as may be designated by the Board from time to time, except that reference in the Plan to any action to be taken, consent, approval, or opinion to be given or decision to be made shall refer to IPSCO Inc. acting through its Board of Directors or any person or persons authorized by the Board of Directors for the purposes of the Plan.

1.08                           “Continuous Service” means the period of uninterrupted active service rendered on a regular, permanent, full-time basis by the Participant to the Company from his date of employment to the date of his termination of service, death, or retirement, whichever occurs first.

Continuous Service shall not be broken by:

1.)                                   Any leave of absence of the Participant from his duties for which he receives regular remuneration from the Company or periods of sabbatical leaves and educational leaves of absence with the consent of the Company.

2.)                                   Any sick or accident leave of the Participant from his duties authorized by the Company.

1.09                           “Earnings” means the “Compensation” for the calendar year (prorated for partial years) as defined under the IPSCO Enterprises Inc. Retirement Savings and Profit Sharing Plan but without adjustment for the maximum Compensation limit under Section 401(a)(17) of the Code, plus any amounts deferred in that year by the Participant under a deferred compensation arrangement maintained by the Company.  Any non-US compensation shall be treated as US-source compensation for purposes of the Plan. In no event, however, shall Earnings include any compensation attributable to an annual incentive award that was paid to the Participant prior to January 1, 2005.

1.10                           “Effective Date” means January 1, 2005, the date the provisions of the Plan take effect.

1.11                           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.12                           “401(k) Shadow Account” means the accumulated value of the account established on the Company’s books equal to the sum of (1) plus (2) where:

1.)                                   is the value of the Participant’s 401(k) Shadow Account as of December 31, 2004; and

2.)                                   is 5% of the Participant’s Earnings in excess of the Code Section 401(a)(17) limit, as indexed, (determined without regard to the Earnings Limit defined in Appendix A1) for each complete and partial calendar year of Continuous Service beginning with the Effective Date and ending on the Termination Date.  In no event will the credited amount, when combined with the employer match in the Savings Plan, exceed the annual limit on elective deferrals under Section 402(g) of the Code in effect for the taxable year that ends within the “period of service” as defined in the Savings Plan.

The 401(k) Shadow Account shall be credited with contributions as of the end of each calendar year or the Participant’s Termination Date, as applicable.  Amounts credited to the 401(k) Shadow Account shall be credited with interest equal to the same rate used under the IPSCO Deferred Compensation Plan.

1.13                           “Final Earnings” means, unless otherwise specified in an appendix the average annual Earnings of the Participant during the three consecutive calendar years of his Continuous Service in which his Earnings were highest, and shall mean the average annual Earnings during his actual period of Continuous Service if such service is less than three calendar years.

1.14                           “Participant” means an individual or group executive identified in the discretion of the Company and referenced in an attached appendix.

1.15                           “Plan” means the IPSCO Enterprises Inc. U.S. Supplemental Executive Retirement Plan as set forth herein and as amended from time to time.

1.16                           “Savings Plan Benefit” means the annuity equivalent of the benefit the Participant has accrued under the IPSCO Enterprises Inc. Retirement Savings and Profit Sharing Plan (the “Savings Plan”) on account of Company matching contributions for each year he is eligible to participate in the Savings Plan.  For this purpose, Company matching contributions shall include:

1.)                                   the full amount of matching contributions that would have been made to the account of the Participant under the Savings Plan, assuming that such Participant each year contributed the maximum amount of elective deferral contributions permitted thereunder with respect to such year, and

2.)                                   the amount of earnings paid thereon, or which would have been paid thereon (assuming a fair and reasonable rate of interest selected by the Company) had the maximum amount of elective deferral contributions been made by such Participant.

The terms “elective deferral contributions” and “matching contributions” shall have the meanings given such terms under the Savings Plan.  For purposes of the Plan, “Discretionary Contributions” (as defined in the Savings Plan) shall not be considered “matching contributions” under this Section 1.16.

1.17                           “Termination Date” means the date the Participant’s Continuous Service with the Company ends for any reason.

1.18                           “Transferred Participant” means a Participant who has transferred to Canada to be employed by the Company in Canada and participate in the IPSCO Inc. Canadian Supplemental Retirement Benefit Plan, or any other Canadian pension arrangement provided by the Company.

The Transferred Participant’s annual retirement benefit payable at normal retirement, pursuant to Section 6, shall be frozen as of the date of transfer to Canada.  Such frozen benefits shall be calculated based on the Transferred Participant’s Continuous Service and Earnings with respect to service rendered in the United States only as of the date of transfer.  However, if the Transferred Participant retires or terminates employment prior to his normal retirement date and, thus, a benefit becomes payable pursuant to Section 7 or 8, respectively, for the purposes of determining the variables A and B therein, Continuous Service shall include service rendered in Canada.

Section 2.                                            Purpose and Intent.

The Company has established the Plan for the purpose of providing pension supplements to senior executives and certain group executives which, when combined with other employment related benefits, will provide for the aggregate level of retirement benefits specified herein.  The Plan is intended to be “a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and shall be interpreted and administered in a manner consistent therewith.

The Plan as amended and restated herein is a continuation of the Plan in effect immediately prior to the Effective Date.  Any benefit payable to a Participant whose Termination Date or death occurred prior to the Effective Date shall be governed by the terms as in effect at the time of the Participant’s Termination Date or death.  The Plan as amended and restated herein is intended to comply with Code Section 409A.

Section 3.                                            Participation.

The Participants in the Plan are referenced in the attached appendices.

Section 4.                                            Administration.

The Plan shall be administered by the Company.  The Company shall have the authority to interpret the provisions of the Plan and decide all questions and settle all disputes that may arise in connection with the Plan, all in the sole exercise of its reasonable discretion.  The Company may establish operative and administrative rules and procedures in connection therewith, provided that such procedures and rules are consistent with the requirements of section 503 of ERISA.  All interpretations, decisions, and determinations reasonably made by the Company shall be final, conclusive, and binding on all persons concerned.

Section 5.                                            Retirement Dates.

(a)                                  Normal Retirement Date

The Participant’s normal retirement date shall be the first day of the month coincident with or next following his attainment of age 62, unless otherwise specified in an appendix.

(b)                                 Early Retirement Date

The Participant may elect to retire on an early retirement date, which shall be the first day of any month following his attainment of age 55.

(c)                                  Deferred Retirement Date

The Participant may postpone his retirement to a deferred retirement date, which shall be the first day of any month subsequent to his normal retirement date and prior to his 71st birthday.  If the Participant elects to postpone his retirement, he shall continue to earn benefits in accordance with the terms and provisions of the Plan while he remains in the active employment of the Company.

Section 6.                                            Benefits at Normal or Deferred Retirement Date.

(a)                                  Amount of Benefit

The annual retirement benefit payable in equal monthly installments commencing at the Participant’s normal or deferred retirement date shall equal:

(i)                                     2% of his Final Earnings multiplied by his years of Continuous Service (including fractions for completed months)

reduced, but not below zero by:

(ii)                                      the Participant’s Savings Plan Benefit; and

(iii)                                   the annuity equivalent of the value of his 401(k) Shadow Account; and

(iv)                                  the Participant’s Canadian Pension Benefit; and

(v)                                     any other applicable offsets as specified in an appendix.

(b)                                 Normal Form of Benefit

Unless otherwise specified in an appendix, the annual retirement benefit described in Section 6(a) shall be paid monthly as a life annuity with one hundred and eighty (180) payments guaranteed ( the “Normal Annuity Benefit”) commencing on the last day of the month in which the Participant retires and continuing throughout the Participant’s lifetime with the guarantee that not less than one hundred and eighty (180) monthly payments shall be made to the Participant and his Beneficiary or at the election of the Participant an annuity benefit that is Actuarially Equivalent to the Normal Annuity Benefit.

Notwithstanding the foregoing, the total amount credited to the Participant’s 401(k) Shadow Account shall be paid as a lump sum in the calendar year in which the Participant retires.

Section 7.                                            Benefits at Early Retirement Date.

(a)                                  Amount of Benefit

If the Participant retires on an early retirement date in accordance with Section 5(b), unless otherwise specified in an appendix, he shall receive a retirement benefit payable in equal monthly installments commencing on his early retirement date equal to:

[A/B x (C x (1-D) – E)]-F

where

A	=	the Participant’s Continuous Service at his Termination Date
B	=	the Participant’s Accrual Period
C	=	the Participant’s annual retirement benefit determined pursuant to Section 6(a) but without regard to Sections 6(a)(ii), (iii), (iv) and (v)
D	=	the Early Retirement Reduction Factor (as defined in Section 7(b))
E	=	the Participant’s Savings Plan Benefit and the annuity equivalent of the 401(k) Shadow Account and any other applicable offsets as defined in the appendix

F	=	the Participant’s Canadian Pension Benefit

(b)                                 When Benefits are Payable

The annual retirement benefit determined pursuant to Section 7(a) shall be payable at the Participant’s early retirement date.  If the Participant’s annual normal retirement benefit is payable at an early retirement date in accordance with Section 5(b), the annual retirement benefit determined in Section 7(a) shall reflect a reduction of 0.3% for each complete month the Participant’s early retirement date precedes age 60, unless otherwise specified in an appendix.

Notwithstanding the foregoing, the total amount credited to the Participant’s 401(k) Shadow Account shall be paid as a lump sum in the calendar year in which the Participant retires.

Section 8.                                            Benefits on Termination of Service Before Early Retirement Date.

(a)                                  Amount of Benefit

If a Participant’s Termination Date occurs before he is eligible to retire pursuant to Section 5(b), the Participant shall be entitled to an annual retirement benefit, payable in equal monthly installments, at his Normal Retirement Date, unless otherwise specified in an appendix, equal to:

[A/B x (C-E)]-F

where

A	=	the Participant’s Continuous Service at his Termination Date
B	=	the Participant’s Accrual Period
C	=	the benefit determined under Section 6(a) but without regard to Sections 6(a)(ii),(iii),(iv) and (v)
E	=	the Participant’s Savings Plan Benefit and the annuity equivalent of the 401(k) Shadow Account and any other applicable offsets as specified in an appendix
F	=	the Participant’s Canadian Pension Benefit

(b)                                 When Benefits are Payable

The annual retirement benefit determined pursuant to Section 8 shall be payable at the Participant’s Normal Retirement Date.  Notwithstanding the foregoing, if the Participant’s annual normal retirement benefit is payable at an Early Retirement Date in accordance with Section 5(b), the annual retirement benefit determined in Section 8 shall be reduced in accordance with Section 7(b).

Notwithstanding the foregoing, the total amount credited to the Participant’s 401(k) Shadow Account shall be paid as a lump sum in the calendar year in which the Participant terminated employment.

Section 9.                                            Change in Control Benefits.

Notwithstanding any provision of the Plan to the contrary, in the event of an Involuntary Termination of a Participant’s employment within twenty-four (24) months following a Change in Control, the following shall apply:

(a)                                  Earnings

Earnings shall be determined without regard to the Earnings Limit (as defined in Appendix A1).

(b)                                 Amount and Form of Benefit

The annual retirement benefit payable in equal monthly installments shall be determined under Section 6(a) of the Plan and payable in such form as provided in Section 6(b) of the Plan.  Benefit payments shall commence upon the Participant’s Involuntary Termination and shall not be reduced due to benefit payments commencing prior to the Participant attaining any specified age and any benefits paid to a Participant prior to the Participant’s Early Retirement Date as a result of this paragraph will be paid to the Participant with a reduction based on the discounted value of the receipt of the benefit prior to the Early Retirement Date.

(c)                                  Funding

Upon a Participant’s Involuntary Termination, the Company shall fund through the IPSCO Enterprises Inc. Executive Compensation Trust (or a similar grantor trust arrangement) an actuarially determined amount sufficient to satisfy the benefit obligations to the Participant under the Plan.

(d)                                 “Change in Control”

A “Change in Control” means the occurrence of any of the following events:

(i)                                     any change, either through the issue, transfer, acquisition, conversion, exchange or otherwise of shares, or through amalgamation, arrangement, merger or otherwise (the “Transaction”), as a result of which the Company ceases to exist as a separate legal entity and the beneficial shareholders of the Company immediately before such change (not including any other party to the Transaction or any such beneficial shareholder who was also a shareholder in such other party before the Transaction) hold less that 50% of the shares or other securities of the entity resulting from the change entitled to vote generally in the election of the directors of the entity;

(ii)                                  any change, either direct or indirect, in the beneficial ownership of common shares as a result of which a Person or a group of Persons acting jointly or in concert at arm’s length to the Company, either individually or together with its or their associates and affiliates, beneficially owns more than 20% of all of the common shares of the Company.  For purposes of this clause (ii), the terms “associate”, “affiliate” and “beneficial ownership” shall have the same respective meanings as in the Securities Act (Ontario) as may be amended from time to time;

(iii)                               The consummation of any transaction, whether by way of reorganization, consolidation, arrangement, liquidation, transfer, exchange, sale or otherwise, whereby a Person or a group of Persons acting jointly or in concert at arm’s length to the Company, either individually or together with its or their affiliates, acquires legal or beneficial ownership of all or substantially all of the assets of the Company, other than in a transaction that would result in:

(A)                              the holders of common shares of the Company immediately prior to the completion of such transaction (not including any such Person or any owner of such Person) continuing to own more than 50% of the voting shares of the surviving entity outstanding immediately following the completion of such transaction; and

(B)                                a majority of the members of the board of directors of the surviving entity having been members of the board of directors of the Company immediately prior to the completion of such transaction; or

(iv)                              the replacement by way of election at any one time, or the appointment at any one or a series of related times, of more than one-half of the members of the Board, if the election or appointment of such replacement directors has not been approved by a majority of the members of the Board in office immediately before such replacement.

If the Participant is employed by IPSCO Enterprises Inc., or a successor subsidiary of the Employee in the United States, “Company” for purposes of this definition of “Change in Control” shall mean either IPSCO Inc. or such United States Subsidiary.  In no event will a Change in Control be deemed to have occurred with respect to the Participant, if an employee benefit plan maintained by the Company or the Participant is part of a purchasing group that consummates the Change in Control transaction.  The employee benefit plan or the Participant will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, but not including:  (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors.

(e)                                  “Involuntary Termination”

An “Involuntary Termination” means:

(i)                                     any termination by the Company of the Participant’s employment following any Change in Control which is not due to:

(A)                              the death of the Participant;

(B)                                the Participant’s normal retirement pursuant to the normal retirement policies of the Employer;

(C)                                a condition of total and continuing disability which renders the Participant incapable of performing his essential job duties and functions for a period of six (6) months; or

(D)                               Cause.

(ii)                                  the resignation of the Participant from his employment with the Company within 60 days of the occurrence of any of the following events:

(A)                              any requirement by the Company following any Change in Control that the Participant’s position is based and principal office located outside a 25-mile radius from the Participant’s principal office immediately prior to the Change in Control;

(B)                                any material reduction in the Participant’s position, reporting relationship, overall responsibilities or authority from that in effect immediately prior to any Change in Control, or immediately prior to any reduction thereto made in contemplation of the Change in Control;

(C)                                any material reduction in Participant’s overall cash compensation (annual base salary plus target bonus opportunity) paid to him by the Company as in effect immediately prior to any Change in Control or as such overall remuneration may have been subsequently increased from time to time; or

(D)                               any termination or material reduction in value of the Participant’s benefit programs, including, but not limited to, any pension plan, stock option plan, investment plan, savings plan, incentive compensation plan or life insurance, medical plans or disability plans provided by the Company to the Participant and in which the Participant is participating under which the Participant is covered, all as in effect immediately prior to any Change in Control or as such benefit programs may have been subsequently increased from time to time, which has not been replaced by benefit programs of any other person which the Participant with equivalent benefits and value under equivalent terms and conditions as were provided by the benefit programs in effect immediately prior to the Change in Control and which are not accepted by the Participant.

(f)                                    “Cause” means:

(i)                                     the Willful failure of the Participant to carry out the Participant’s reasonable and lawful duties, responsibilities or tasks after written notice to the Participant from the Company of the Willful failure to do so and after giving the Participant the opportunity to correct the same within a reasonable time from the date of receipt of such written notice from the Company, or

(ii)                                  Willful gross misconduct, gross negligence, the commission of a criminal act, theft, fraud or dishonestly by the Participant involving the property or affairs of the Company or the carrying out of the Participant’s duties, responsibilities and tasks; or

(iii)                               Willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

(g)                                 “Person” shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

(h)                                 “Willful” means any act done or omitted to be done by the Participant intentionally and without reasonable belief that such act or omission was in the best interest of the Company.

(i)                                     Notwithstanding the foregoing, a Participant who is involuntarily terminated without Cause within 6 months of a Change in Control at the request or direction of a Person that ultimately participates in the Change in Control shall be deemed to have incurred an Involuntary Termination after a Change in Control, and the benefits provided under this Plan shall be adjusted accordingly.

Section 10.                                      Distributions to Key Employees.

Notwithstanding any provision of the Plan to the contrary, in the case of any Participant who is a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof), distributions may not commence until the earlier of six (6) months after the date of the Participant’s Termination Date or the Participant’s death.  Notwithstanding the foregoing sentence, the Participant’s annual retirement benefit shall continue to be calculated under the Plan (and reduced, as applicable, in accordance with Sections 7(b) and 9) based upon the date the Participant terminated employment.  The first monthly payment made to the Participant will consist of a (i) a lump sum equal to the Participant’s 401(k) Shadow Account (credited with interest to the date of distribution), (ii) that month’s regularly scheduled installment distribution, and (iii) any month’s regularly scheduled installment distribution that would have been paid to the Participant previously but for this Section 10.

Section 11.                                      Death Benefits.

(a)                                  Death Before Retirement.  If the Participant dies before payment of his annual retirement benefit has commenced, his Beneficiary shall receive the actuarial present value of the participant’s accrued benefit net of the offsets defined herein.  In addition, any unpaid balance of the Participant’s 401(k) Shadow Account, plus interest to the date of payment shall be paid to the Participant’s beneficiary, designated under the IPSCO Enterprises Inc. Retirement Savings and Profit Sharing Plan.  Other benefits may be payable as defined in an appendix.

(b)                                 Death After Retirement.  If the Participant dies after payment of his annual retirement benefit has commenced, his Beneficiary shall receive the survivor benefit inherent in the form of payment provided to the Participant. Other benefits may be payable as defined in an appendix.

Section 12.                                      Forms of Payment.

Unless otherwise specified in an appendix, the annual retirement benefit payable under the Plan shall be paid in the form of a life annuity with one hundred and eighty (180) payments guaranteed as described in Section 6(b).  Notwithstanding the foregoing, the Participant may, prior to December 31, 2006 (or such later date permitted under Code Section 409A) or, if later, within thirty (30) days of first becoming a Participant in the Plan, request payment of his annual retirement benefit in an alternative form of payment, such as a lump sum, that is the Actuarial Equivalent in value to the normal form of benefit.  Moreover, notwithstanding the foregoing, the total amount credited to the Participant’s 401(k) Shadow Account shall be paid as a lump sum.

Section 13.                                      Currency Conversion.

The final determination of the amount of any benefit payable under the Plan shall be made in United States currency.  All conversions of the amount of the benefit payable from Canadian currency to United States currency shall be based on the most recent CANSIM series B3400, or its successor, rounded to the nearest 0.1 cent.

Notwithstanding the foregoing, in the event that a higher benefit payable shall result from using the average conversion rate in the twelve (12) month period preceding the determination date, then such conversion rate yielding such higher benefit payable shall be used.  The conversion at payment shall be based on the most recent CANSIM rate.

Section 14.                                      Nature of Claim for Payments.

Except as otherwise provided in the Plan, the Company shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder.  The Participant shall have no right on account of the Plan in, or any specific assets of, the Company.  Any right to any payment the Participant may have on account of the Plan shall be that of a general, unsecured creditor of the Company.

The obligation of the Company to pay benefits under the Plan shall be binding upon its successors, assigns, whether by merger, consolidation, or acquisition of all or substantially all of its business assets.

Notwithstanding the foregoing, the Company may fund a portion of the benefit payable under the Plan through the IPSCO Enterprises Inc. Executive Compensation Trust.  Assets in such trust shall at all times remain subject to the claims of the Company’s creditors.

Section 15.                                      No Assignment or Alienation.

The interest hereunder of the Participant or Beneficiary shall not be alienable by the Participant or Beneficiary by assignment or any other method and shall not be subject to, or be taken by, his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized, except to such extent required by law.

Section 16.                                      No Contract of Employment.

The Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, or to be consideration for the employment of the Participant.  Neither the action of the Company in establishing the Plan nor any action taken by the Company under the provisions hereof, nor any provision of the Plan, shall be construed as giving to the Participant the right to be retained in its employ or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan.  The Company expressly reserves its right at any time to dismiss the Participant without liability for any claim against the Company for any payment whatsoever, except to the extent provided for in the Plan. Notwithstanding the immediately preceding sentence, the Company shall not pay out to the Participant any benefits provided under this Plan in the event that the Participant is terminated for Cause as such term is defined in Section 9 hereunder.

Section 17.                                      Amendment.

The Plan may be altered, amended, or revoked in writing by the Company at any time, but such action may not reduce the Company’s obligation with respect to the Participant below the amount to which he would be entitled under the Plan as in effect immediately prior to such alteration, amendment, or revocation.  Except as may be permitted under Code Section 409A, no alteration, amendment or revocation of the Plan shall directly or indirectly accelerate a distribution to any Participant and the Company’s obligation to the Participant shall continue until the obligation lapses in accordance with the terms of the Plan immediately prior to such alteration, amendment or revocation.

Section 18.                                      Claims Procedure.

In the event a Participant’s claim for benefits under the Plan is denied in whole or in part by the Company, the Company will notify the Participant (or Beneficiary) of the denial.  Such notification will be made in writing, within 90 days of the date the claim is received by the Company.  The notification will include: (i) the specific reasons for the denial; (ii) specific reference to the Plan provisions upon which the denial is based; (iii) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the applicable review procedures.

The Participant has 90 days from the date he or she receives notice of a claim denial to file a written request for review of the denial with the Company.  The Company will review the claim denial and inform the Participant (or Beneficiary) in writing of its decision within 60 days of the date the claim review request is received by the Company, unless special circumstances require an extension of time, in which case, a decision shall be rendered not later than 120 days after the receipt of a request for review. Such decision shall be final and binding on the claimant.

Section 19.                                      Governing Law.

The Plan shall be governed and construed in accordance with the laws of the State of Illinois except to the extent preempted by federal law.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused the Plan to be executed this                      day of                                          , 2006.

(CORPORATE SEAL)	IPSCO INC. (acting for and on behalf
of IPSCO ENTERPRISES INC.)

Attest:
By:

Its:	Its:

Appendix A1

For Group Executives

The terms of the Plan as applicable to participants of The Pension Plan for Executives of IPSCO Inc. (“Group Executives”) are as set forth herein.

1.               401(k) Shadow Account – Group Executives are not eligible for a 401(k) Shadow Account.

2.               Final Earnings – For Group Executives, the final earnings means the average annual Earnings of the Participant during the five consecutive calendar years of Continuous Service in which Earnings were highest, and shall mean the average annual Earnings during the actual period of Continuous Service if such service is less than five calendar years.  For all purposes of this Appendix A1, and without regard to any provision of the Plan to the contrary, a Participant’s Earnings shall not include any portion of compensation attributable to a bonus, and Earnings are limited to $160,000 (US) per year (pro-rated for partial years) (the “Earnings Limit”) for a Participant whose Termination Date occurs prior to age 60; provided, however, that for a Participant whose Termination Date occurs on or after age 60, Earnings shall not be limited by the Earnings Limit.

3.               Participant – Participants of The Pension Plan for Executives of IPSCO Inc. are eligible to participate in this plan by virtue of performing service in the United States.  For the purpose of this section, Participant excludes senior executives as defined under The Pension Plan for Executives of IPSCO Inc.

4.               Normal Retirement Date –The Participant’s normal retirement date shall be the first day of the month coincident with or next following his attainment of age 65.

5.               Continuous Service – For purposes of Section 6(a)(i), each complete month of Continuous Service performed in the U.S. is adjusted by multiplying by the following factor:

For service to December 31, 1990:

$3,333 CAD + 0.5 (monthly salary - $3,333 CAD)

Monthly salary

For service after January 1, 1991:

$5,000 CAD + 0.5 (monthly salary - $5,000 CAD)

Monthly salary

6.               Normal Form of Benefit– For purposes of Sections 6(b) and 10, the annual retirement benefit described in Section 6(a) shall be paid monthly as a life annuity, with 60% of the monthly annuity continuing to the spouse after the participant’s death if the Participant has a spouse at the time payments commence.

7.               Benefits at Early Retirement Date– For purposes of Section 7(b), the annual normal retirement benefit payable at an early retirement date shall reflect a reduction of 0.3% for each complete month the Participant’s early retirement date precedes age 65.  The reduction will not apply if the participant has 30 years of service or is age 62 with at least 10 years of service.

Appendix A2

For U.S. Expatriates

The terms of the Plan as applicable to participants of The Pension Plan for U.S. Expatriates of IPSCO Inc. (“U.S. Expatriates”) are as set forth herein.

1.               401(k) Shadow Account –U.S. Expatriates are not eligible for a 401(k) Shadow Account.

2.               Final Earnings – For U.S. Expatriates, the final earnings means the average annual Earnings of the Participant during the five consecutive calendar years of Continuous Service in which Earnings were highest, and shall mean the average annual Earnings during the actual period of Continuous Service if such service is less than five calendar years.  For all purposes of this Appendix A2, and without regard to any provision of the Plan to the contrary, a Participant’s Earnings shall not include any portion of compensation attributable to a bonus, and Earnings are limited by the Earnings Limit (as defined in Appendix A1) for a Participant whose Termination Date occurs prior to age 60; provided, however, that for a Participant whose Termination Date occurs on or after age 60, Earnings shall not be limited by the Earnings Limit.

3.               Participant – For purposes of this section, U.S. Expatriate means a citizen of the United States of America who, for the purposes of the pension arrangements at the Company, has been designated as an executive, and thus would have qualified for membership in The Pension Plan for Executives of IPSCO Inc.

4.               Normal Retirement Date –The Participant’s normal retirement date shall be the first day of the month coincident with or next following his attainment of age 65.

5.               Continuous Service – For purposes of Section 6(a)(i), each complete month of Continuous Service after December 31, 1992 is adjusted by multiplying by the following factor:

$5,000 + 0.5 (monthly salary - $5,000)

Monthly salary

6.               Normal Form of Benefit– For purposes of Sections 6(b) and 10, the annual retirement benefit described in Section 6(a) shall be paid monthly as a life annuity, with 60% of the monthly annuity continuing to the spouse after the participant’s death if the Participant has a spouse at the time payments commence.

7.               Benefits at Early Retirement Date– For purposes of Section 7(b), the annual normal retirement benefit payable at an early retirement date shall reflect a reduction of 0.3% for each complete month the Participant’s early retirement date precedes age 65.  The reduction will not apply if the participant has 30 years of service or is age 62 with at least 10 years of service.

Appendix B

For Vicki Avril

The terms of the Plan as applicable to the named Participant are as set forth herein.

1.               401(k) Shadow Account – For purposes of Section 1.12 of the Plan, the start date of the 401(k) Shadow Account for Vicki Avril is May 12, 2004.

2.               Participant – With respect to Section 1.14 of the Plan, the term Participant refers to Vicki Avril, SSN                     .

3.               Continuous Service – With respect to Section 1.08 of the Plan, Continuous Service for Vicki Avril begins on May 12, 2004.

Appendix C

For David Britten

The terms of the Plan as applicable to the named Participant are as set forth herein.

1.               401(k) Shadow Account – For purposes of Section 1.12 of the Plan, the start date of the 401(k) Shadow Account for David Britten is January 1, 2004.

2.               Participant – With respect to Section 1.14 of the Plan, the term Participant refers to David Britten, SSN                      .

3.               Continuous Service – With respect to Section 1.08 of the Plan, Continuous Service for David Britten begins on July 1, 1985.

Appendix D

For Greg Maindonald

The terms of the Plan as applicable to the named Participant are as set forth herein.

1.               401(k) Shadow Account – For purposes of Section 1.12 of the Plan, the start date of the 401(k) Shadow Account for Greg Maindonald is January 1, 2004.

2.               Participant – With respect to Section 1.14 of the Plan, the term Participant refers to Greg Maindonald, SSN                     .

3.               Continuous Service – With respect to Section 1.08 of the Plan, Continuous Service for Greg Maindonald begins on November 28, 1974.

Appendix E

For Raymond Rarey

The terms of the Plan as applicable to the named Participant are as set forth herein.

1.               401(k) Shadow Account – For purposes of Section 1.12 of the Plan, the start date of the 401(k) Shadow Account for Raymond Rarey is January 1, 2004.

2.               Participant – With respect to Section 1.14 of the Plan, the term Participant refers to Raymond Rarey, SSN                     .

3.               Continuous Service – With respect to Section 1.08 of the Plan, Continuous Service for Raymond Rarey begins on January 1, 2000.

Appendix F

For Les Lederer

The terms of the Plan as applicable to the named Participant are as set forth herein.

1.               401(k) Shadow Account – For purposes of Section 1.12 of the Plan, the start date of the 401(k) Shadow Account for Les Lederer is March 1, 2005.

2.               Participant – With respect to Section 1.14 of the Plan, the term Participant refers to Les Lederer, SSN                     .

3.               Continuous Service – With respect to Section 1.08 of the Plan, Continuous Service for Les Lederer begins on March 1, 2005.

Appendix G

For Joseph Russo

The terms of the Plan as applicable to the named Participant are as set forth herein.

1.               401(k) Shadow Account – For purposes of Section 1.12 of the Plan, the start date of the 401(k) Shadow Account for Joseph Russo is January 1, 1997.  In addition, the Company shall credit, as of January 1, 1997, an amount of $19,443.11 (USD) to the 401(k) Shadow Account.  This amount adjusts the accumulated value of the 401(k) Shadow Account as of January 1, 1997 to the value it would have attained had the provisions for this account been in effect for all prior years in which Deferral Agreements between Joseph Russo and the Company were in effect.

2.               Participant – With respect to Section 1.14 of the Plan, the term Participant refers to Joseph Russo, SSN                     .

3.               Continuous Service – With respect to Section 1.08 of the Plan, Continuous Service for Joseph Russo begins on March 1, 1983.

4.               Additional Offsets – For purposes of Section 6(a)(v) and item E under Sections 7(a) and 8(a), the Participant’s RRSP Benefit is treated as an additional offset.  RRSP Benefit means the actuarial equivalent annuity that can be provided by the “locked-in” registered retirement savings plan established to receive a transfer of assets the Participant had accrued under the Basic Plan as of December 31, 1992.  For this purpose, the “locked-in” registered retirement savings plan shall be deemed to earn each year the lesser of 8% or the rate earned for the year by IPSCO Inc.’s Canadian Pension Plan Master Trust..

5.               Non duplication of Benefits — The benefits provided under this Appendix G shall be inclusive of the assets held for the benefit of Mr. Russo in the IPSCO Inc. Employee Compensation Trust - Account # 90455900

Appendix H

For David Sutherland

The terms of the Plan as applicable to the named Participant are as set forth herein.

1.               401(k) Shadow Account – For purposes of Section 1.12 of the Plan, the start date of the 401(k) Shadow Account for David Sutherland is January 1, 2004.

2.               Participant – With respect to Section 1.14 of the Plan, the term Participant refers to David Sutherland, SSN                     .

3.               Continuous Service – With respect to Section 1.08 of the Plan, Continuous Service for David Sutherland begins on October 17, 1977.

Appendix I

For John Tulloch

The terms of the Plan as applicable to the named Participant are as set forth herein.

1.               401(k) Shadow Account – For purposes of Section 1.12 of the Plan, the start date of the 401(k) Shadow Account for John Tulloch is January 1, 2004.

2.               Participant – With respect to Section 1.14 of the Plan, the term Participant refers to John Tulloch, SSN                     .

3.               Continuous Service – With respect to Section 1.08 of the Plan, Continuous Service for John Tulloch begins on July 1, 1977